Exhibit 99.(e)(11)

ORIGINAL

SECOND DEED OF AMENDMENT

to

GF MANAGEMENT INCENTIVE SCHEME

between

GOLD FIELDS LIMITED

and

TOKYO MOSIMA GABRIEL SEXWALE

and

GORDON RAE PARKER

SECOND DEED OF AMENDMENT

to

GF MANAGEMENT INCENTIVE SCHEME

between

GOLD FIELDS LIMITED

and

TOKYO MOSIMA GABRIEL SEXWALE

and

GORDON RAE PARKER

TABLE OF CONTENTS

1 INTRODUCTION	1
2 SECOND AMENDMENT	2
3 GENERAL	3

SECOND DEED OF AMENDMENT

to

GF MANAGEMENT INCENTIVE SCHEME
(“scheme”)

between

GOLD FIELDS LIMITED
(Registration number 1968/004880/06)
(“company”)
of the first part

and

TOKYO MOSIMA GABRIEL SEXWALE
(“Sexwale”)

and

GORDON RAE PARKER
(“Parker”)
(in their capacity as trustees of The GF Management Incentive Trust)
(collectively, “the trustees”)
of the second part

1	INTRODUCTION

1.1	On 10 November 1999, the trust deed (“deed”) constituting the scheme was adopted by the company.

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1.2	The deed was amended by way of deed of amendment dated 4 May 2001. The deed as amended by such amendment is referred hereinafter as “the amended deed”. Clause 29 of the amended deed provides, inter alia, that it shall be competent for the board of directors of the company (“board”) and the trustees to amend the provisions of the scheme; provided that the sanction of the company in general meeting is required in certain instances (“special instances”).

1.3	The board and trustees have agreed to amend the amended deed in the manner set out below.

1.4	It is recorded that -

1.4.1	this second deed of amendment has, or will shortly, be approved by the JSE Securities Exchange; and

1.4.2	this second deed of amendment as it amends a provision of the deed, which falls within one of the special instances, requires the sanction of the company in general meeting, which sanction was obtained at the annual general meeting of the company on 31 October 2001.

2	SECOND AMENDMENT

The amended deed is hereby amended as follows -

2.1	by the deletion of the current clause 8.2 and the replacement thereof by -

“8.2 Subject to 8.3, the prior written authority of the company in general meeting shall be required if, the aggregate number of shares which may be acquired under this scheme is to exceed 22 791 830 shares being approximately 5% of the company’s present issued share capital; provided that the said number shall be increased or reduced in direct proportion to any increase or reduction of the ordinary shares in the company’s issued share capital upon any conversion, redemption,

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consolidation, sub-division, rights or capitalisation issue of shares in the capital of the company or any vendor placing.”

3	GENERAL

3.1	Unless the context clearly indicates a contrary intention, words and expressions in the deed and the amended deed shall bear the same meanings in this second deed of amendment.

3.2	Save for the amendments in 2, the provisions of the amended deed and the deed shall remain unaltered and in full force and effect.

3.3	If there are any conflicts between the provisions of the amended deed, the deed and this second deed of amendment, the provisions of this second deed of amendment shall prevail.

Signed at Johannesburg	on 15 November 2001

for Gold Fields Limited

/s/

who warrants that he is duly
authorised hereto

Signed at Johannesburg	on November 28 2001

/s/ Tokyo Mosima Gabriel Sexwale

Tokyo Mosima Gabriel Sexwale

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Signed at Johannesburg	on Nov 28, 2001

/s/ Gordon Rae Parker

Gordon Rae Parker

This deed of amendment was duly adopted at a meeting of a company held at Johannesburg on the [31] day of [October] 2001

Signed at Johannesburg	on 15 November 2001

/s/

Chairman/Director